UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 9117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On December 29, 2016, Generation NEXT Franchise Brands, Inc. (the "Company") entered into an Asset Purchase Agreement (the “Agreement”) with Robofusion, Inc. (“RFI”), whereby the Company acquired the intellectual property assets of RFI, a developer of robotic-kiosk vending technology, primarily frozen yogurt vending kiosks/cubes, using RFI's trademarked name of Reis & Irvy's (the “Acquisition”). Pursuant to the Agreement, the Company will provide RFI a cash payment of $420,000, payable in two equal installments, the first of which was paid at the Closing, and shall be reduced by the closing payments made by the Company to the third parties in the amounts as set forth in the Agreement and the second on the one (1) month anniversary of the Closing Date. The Company also issued to RFI a three-year, $2 million note and a five-year common stock purchase warrant for 1,520,000 shares with a strike price of $0.50 per share. Furthermore, certain RFI Officers, Directors and Shareholders will be subject to a five-year, non-compete agreement.

RFI previously granted the Company an exclusive license to market RFI's frozen yogurt vending kiosks/cubes, using RFI's trademarked name of Reis & Irvy's, in the United States and its territories (excluding Puerto Rico) and Canada, as disclosed in the Company’s Form 8-K, dated February 8, 2016. The assets acquired pursuant to the Agreement, are substantially all of the assets previously licensed to the Company.

The above descriptions of the Agreement and the exhibits thereto are qualified in their entirety by reference to the forms of such documents attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On January 3, 2017, the Company issued a press release regarding the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Asset Purchase Agreement, dated December 28, 2016, between Generation NEXT Franchise Brands, Inc. and Robofusion, Inc.

99.1	Press release, dated January 3, 2017.

*	The copies of the Agreement and Addendum filed herewith have been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fresh Healthy Vending International, Inc.

Date: January 4, 2017	By:	/s/ Arthur Budman
	Name:	Arthur Budman
	Title:	Chief Executive Officer and Chief Financial Officer

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